Tenable Announces Third Quarter 2023 Financial Results
•Added 386 new enterprise platform customers and 58 net new six-figure customers.
•Revenue of $201.5 million, up 15% year-over-year.
•Calculated current billings of $224.7 million, up 8% year-over-year.
•Net cash provided by operating activities of $42.4 million; Unlevered free cash flow of $48.2 million.
COLUMBIA, Maryland, November 1, 2023 — Tenable Holdings, Inc. ("Tenable") (Nasdaq: TENB), the Exposure Management company, today announced financial results for the quarter ended September 30, 2023.
"We are pleased with our execution in the quarter, which included better-than-expected earnings and unlevered free cash flow," said Amit Yoran, Chairman and CEO of Tenable. "We also saw significant outperformance in the public sector, which had minimal benefit to CCB in the quarter. Specifically, we experienced increasing strength in the U.S. federal market evidenced by several strategic seven-figure deals that are reflected in our current remaining performance obligations (RPO) growth of 15%.
"We continue to see momentum with Tenable One, and the integration of Ermetic's cloud-native application protection platform will further augment our existing products, enhancing our ability to identify cyber risks and secure cloud and hybrid environments for our customers."
Third Quarter 2023 Financial Highlights
•Revenue was $201.5 million, a 15% increase year-over-year.
•Calculated current billings was $224.7 million, an 8% increase year-over-year.
•GAAP loss from operations was $7.9 million, compared to a loss of $13.0 million in the third quarter of 2022.
•Non-GAAP income from operations was $36.6 million, compared to $23.1 million in the third quarter of 2022.
•GAAP net loss was $15.6 million, compared to a loss of $18.7 million in the third quarter of 2022.
•GAAP net loss per share was $0.13, compared to a loss per share of $0.17 in the third quarter of 2022.
•Non-GAAP net income was $27.7 million, compared to $17.2 million in the third quarter of 2022.
•Non-GAAP diluted earnings per share was $0.23, compared to $0.15 in the third quarter of 2022.
•Cash and cash equivalents and short-term investments were $693.0 million at September 30, 2023, compared to $567.4 million at December 31, 2022.
•Net cash provided by operating activities was $42.4 million, compared to $35.9 million in the third quarter of 2022.
•Unlevered free cash flow was $48.2 million, compared to $34.8 million in the third quarter of 2022.
Recent Business Highlights
•Added 386 new enterprise platform customers and 58 net new six-figure customers.
•Acquired Ermetic Ltd. on October 2, 2023, an integrated cloud-native application protection platform (CNAPP) company with industry leading cloud infrastructure entitlement management (CIEM), to deliver market-leading contextual risk visibility, prioritization and remediation across infrastructure and identities.
•Launched new generative AI capabilities and services across Tenable One to deliver faster, more intuitive insights.
•Added new features to Tenable OT Security, including increased visibility of Building Management Systems (BMS) — covering devices such as security cameras, HVAC systems, badge scanners and entrance security systems, lighting control, programming systems and other assets.
•Upgraded Tenable Nessus Expert to include web application and API scanning to provide simple and comprehensive vulnerability scanning to quickly and accurately identify web vulnerabilities.
•Recognized as a "Leader" in both the GigaOm Radar for Operational Technology (OT) Security and “The Forrester Wave™: Vulnerability Risk Management," and named Best Security Company and Best Risk/Policy Management Solution of the Year (for Tenable One) in the 2023 SC Awards.

Financial Outlook
For the fourth quarter of 2023, we currently expect:
•Revenue in the range of $204.0 million to $208.0 million.
•Non-GAAP income from operations in the range of $23.0 million to $24.0 million.
•Non-GAAP net income in the range of $16.0 million to $17.0 million, assuming interest expense of $8.3 million, interest income of $4.9 million and a provision for income taxes of $3.0 million.
•Non-GAAP diluted earnings per share in the range of $0.13 to $0.14.
•123.5 million diluted weighted average shares outstanding.
For the year ending December 31, 2023, we currently expect:
•Calculated current billings in the range of $862.0 million to $870.0 million.
•Revenue in the range of $789.4 million to $793.4 million.
•Non-GAAP income from operations in the range of $107.9 million to $108.9 million.
•Non-GAAP net income in the range of $83.0 million to $84.0 million, assuming interest expense of $31.5 million, interest income of $24.2 million and a provision for income taxes of $9.1 million.
•Non-GAAP diluted earnings per share in the range of $0.68 to $0.69.
•121.0 million diluted weighted average shares outstanding.
•Unlevered free cash flow in the range of $168.0 million to $173.0 million.
Conference Call Information
Tenable will host a conference call on November 1, 2023 at 4:30 p.m. Eastern Time to discuss its financial results. The conference call can be accessed at 877-407-9716 (U.S.) and 201-493-6779 (international). A live webcast of the event will be available on the Tenable Investor Relations website at https://investors.tenable.com. An archived replay of the live broadcast will be available on the Investor Relations page of the website following the call.
About Tenable
Tenable® is the Exposure Management company. Approximately 43,000 organizations around the globe rely on Tenable to understand and reduce cyber risk. As the creator of Nessus®, Tenable extended its expertise in vulnerabilities to deliver the world’s first platform to see and secure any digital asset on any computing platform. Tenable customers include approximately 60 percent of the Fortune 500, approximately 40 percent of the Global 2000, and large government agencies. Learn more at tenable.com.
Contact Information
Investor Relations
investors@tenable.com
Media Relations
tenablepr@tenable.com
Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, including statements regarding our future results of operations and financial position, business strategy and plans and objectives for future operations, are forward-looking statements and represent our views as of the date of this press release. The words “anticipate,” "believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of assumptions and risks and uncertainties, many of which involve factors or circumstances that are beyond our control that could affect our financial results. These risks and uncertainties are detailed in the sections titled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2022 and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 as well as other filings that we make from time to time with the SEC, which are available on the SEC's website at sec.gov. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in any forward-looking statements. Except as required by law, we are under no obligation to update these forward-looking statements subsequent to the date of this press release, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.
Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance the overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to important metrics used by management for financial and operational decision-making. We include these non-GAAP financial measures to present our financial performance using a management view and because we believe that these measures provide an additional comparison of our core financial performance over multiple periods with other companies in our industry.
Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial tables accompanying this press release.
Calculated Current Billings: We define calculated current billings, a non-GAAP financial measure, as total revenue recognized in a period plus the change in current deferred revenue in the corresponding period. We believe that calculated current billings is a key metric to measure our periodic performance. Given that most of our customers pay in advance (including multi-year contracts), but we generally recognize the related revenue ratably over time, we use calculated current billings to measure and monitor our ability to provide our business with the working capital generated by upfront payments from our customers. We believe that calculated current billings, which excludes deferred revenue for periods beyond twelve months in a customer’s contractual term, more closely correlates with annual contract value and that the variability in total billings, depending on the timing of large multi-year contracts and the preference for annual billing versus multi-year upfront billing, may distort growth in one period over another.
Free Cash Flow and Unlevered Free Cash Flow: We define free cash flow, a non-GAAP financial measure, as net cash provided by operating activities less purchases of property and equipment and capitalized software development costs. We believe free cash flow is an important liquidity measure of the cash (if any) that is available, after purchases of property and equipment and capitalized software development costs, for investment in our business and to make acquisitions. We believe that free cash flow is useful as a liquidity measure because it measures our ability to generate or use cash. We define unlevered free cash flow as free cash flow plus cash paid for interest and other financing costs. We believe unlevered free cash flow is useful as a liquidity measure as it measures the cash that is available to invest in our business and meet our current debt obligations and future financing needs. However, given our debt obligations, non-cancelable commitments and other contractual obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
Non-GAAP Income from Operations and Non-GAAP Operating Margin: We define these non-GAAP financial measures as their respective GAAP measures, excluding the effect of stock-based compensation, acquisition-related expenses, costs related to the intra-entity asset transfers resulting from the internal restructuring of legal entities and amortization of acquired intangible assets. Acquisition-related expenses include transaction and integration expenses, as well as costs related to the intercompany transfer of acquired intellectual property.

Non-GAAP Net Income and Non-GAAP Earnings Per Share: We define non-GAAP net income as GAAP net loss, excluding the effect of stock-based compensation, acquisition-related expenses and amortization of acquired intangible assets, including the applicable tax impacts. In addition, we exclude the tax impact and related costs of intra-entity asset transfers resulting from the internal restructuring of legal entities as well as deferred income tax benefits recognized in connection with acquisitions. We use non-GAAP net income to calculate non-GAAP earnings per share.
Non-GAAP Gross Profit and Non-GAAP Gross Margin: We define non-GAAP gross profit as GAAP gross profit, excluding the effect of stock-based compensation and amortization of acquired intangible assets. Non-GAAP gross margin is defined as non-GAAP gross profit as a percentage of revenue.
Non-GAAP Sales and Marketing Expense, Non-GAAP Research and Development Expense and Non-GAAP General and Administrative Expense: We define these non-GAAP measures as their respective GAAP measures, excluding stock-based compensation, acquisition-related expenses and costs related to intra-entity asset transfers resulting from the internal restructuring of legal entities.

TENABLE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2023	2022	2023	2022
Revenue	$201,529	$174,851	$585,404	$498,560
Cost of revenue(1)	45,754	38,582	134,774	109,549
Gross profit	155,775	136,269	450,630	389,011
Operating expenses:
Sales and marketing(1)	94,759	88,123	289,750	258,119
Research and development(1)	37,052	36,131	113,080	106,649
General and administrative(1)	31,877	24,973	85,614	77,969
Total operating expenses	163,688	149,227	488,444	442,737
Loss from operations	(7,913)	(12,958)	(37,814)	(53,726)
Interest income	7,662	1,803	19,323	2,746
Interest expense	(8,119)	(5,082)	(23,208)	(12,246)
Other expense, net	(6,502)	(2,073)	(7,993)	(4,880)
Loss before income taxes	(14,872)	(18,310)	(49,692)	(68,106)
Provision for income taxes	693	420	6,944	2,629
Net loss	$(15,565)	$(18,730)	$(56,636)	$(70,735)

Net loss per share, basic and diluted	$(0.13)	$(0.17)	$(0.49)	$(0.64)
Weighted-average shares used to compute net loss per share, basic and diluted	115,954	111,937	114,967	110,843
_______________
(1)    Includes stock-based compensation as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Cost of revenue	$3,011	$2,341	$8,542	$5,968
Sales and marketing	15,805	13,589	46,622	36,420
Research and development	9,242	8,754	27,871	23,294
General and administrative	8,777	7,959	25,777	24,272
Total stock-based compensation	$36,835	$32,643	$108,812	$89,954

TENABLE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS

	September 30, 2023	December 31, 2022
(in thousands, except per share data)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$445,316	$300,866
Short-term investments	247,658	266,569
Accounts receivable (net of allowance for doubtful accounts of $225 and $1,400 at September 30, 2023 and December 31, 2022, respectively)	179,432	187,341
Deferred commissions	46,132	44,270
Prepaid expenses and other current assets	52,529	58,121
Total current assets	971,067	857,167
Property and equipment, net	44,076	46,726
Deferred commissions (net of current portion)	65,412	67,238
Operating lease right-of-use assets	35,989	38,495
Acquired intangible assets, net	66,169	75,376
Goodwill	316,520	316,520
Other assets	25,213	38,008
Total assets	$1,524,446	$1,439,530

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$26,880	$18,722
Accrued compensation	44,850	52,620
Deferred revenue	518,372	502,115
Operating lease liabilities	5,655	5,821
Other current liabilities	4,986	4,882
Total current liabilities	600,743	584,160
Deferred revenue (net of current portion)	163,086	162,487
Term loan, net of issuance costs (net of current portion)	359,941	361,970
Operating lease liabilities (net of current portion)	49,382	52,611
Other liabilities	7,621	7,436
Total liabilities	1,180,773	1,168,664

Stockholders’ equity:
Common stock (par value: $0.01; 500,000 shares authorized; 116,470 and 113,056 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively)	1,165	1,131
Additional paid-in capital	1,146,435	1,017,837
Accumulated other comprehensive loss	(540)	(1,351)
Accumulated deficit	(803,387)	(746,751)
Total stockholders’ equity	343,673	270,866
Total liabilities and stockholders’ equity	$1,524,446	$1,439,530

TENABLE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended September 30,
(in thousands)	2023	2022
Cash flows from operating activities:
Net loss	$(56,636)	$(70,735)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	18,900	15,911
Stock-based compensation	108,812	89,954
Other	1,838	2,102
Changes in operating assets and liabilities:
Accounts receivable	9,084	(10,727)
Prepaid expenses and other assets	17,524	20,355
Accounts payable, accrued expenses and accrued compensation	447	(8,829)
Deferred revenue	16,856	61,731
Other current and noncurrent liabilities	(5,475)	(529)
Net cash provided by operating activities	111,350	99,233

Cash flows from investing activities:
Purchases of property and equipment	(1,299)	(5,132)
Capitalized software development costs	(4,707)	(8,778)
Purchases of short-term investments	(217,239)	(190,440)
Sales and maturities of short-term investments	242,864	163,340
Business combinations, net of cash acquired	—	(66,993)
Net cash provided by (used in) investing activities	19,619	(108,003)

Cash flows from financing activities:
Payments on term loan	(2,813)	(2,813)
Proceeds from loan agreement	424	572
Proceeds from stock issued in connection with the employee stock purchase plan	16,224	14,791
Proceeds from the exercise of stock options	2,421	10,655
Other financing activities	(213)	(10)
Net cash provided by financing activities	16,043	23,195
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(2,562)	(4,276)
Net increase in cash and cash equivalents and restricted cash	144,450	10,149
Cash and cash equivalents and restricted cash at beginning of period	300,866	278,271
Cash and cash equivalents and restricted cash at end of period	$445,316	$288,420

TENABLE HOLDINGS, INC.
REVENUE COMPONENTS AND RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited)

Revenue	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022
Subscription revenue	$183,268	$156,764	$531,133	$446,257
Perpetual license and maintenance revenue	12,200	12,658	36,535	38,214
Professional services and other revenue	6,061	5,429	17,736	14,089
Revenue(1)	$201,529	$174,851	$585,404	$498,560
_______________
(1)    Recurring revenue, which includes revenue from subscription arrangements for software (both recognized ratably over the subscription term and upon delivery) and cloud-based solutions and maintenance associated with perpetual licenses, represented 95% of revenue in the three and nine months ended September 30, 2023 and 2022.

Calculated Current Billings	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022
Revenue	$201,529	$174,851	$585,404	$498,560
Deferred revenue (current), end of period	518,372	447,863	518,372	447,863
Deferred revenue (current), beginning of period(1)	(495,199)	(415,378)	(502,115)	(408,443)
Calculated current billings	$224,702	$207,336	$601,661	$537,980
_______________
(1)    Deferred revenue (current), beginning of period for the nine months ended September 30, 2022 includes $0.9 million related to acquired deferred revenue.

Remaining Performance Obligations	September 30,
(in thousands)	2023	2022
Remaining performance obligations, short-term	$528,367	$458,910
Remaining performance obligations, long-term	168,817	153,939
Remaining performance obligations	$697,184	$612,849

Free Cash Flow and Unlevered Free Cash Flow	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022
Net cash provided by operating activities	$42,411	$35,853	$111,350	$99,233
Purchases of property and equipment	(201)	(1,896)	(1,299)	(5,132)
Capitalized software development costs(1)	(1,894)	(2,451)	(4,707)	(8,778)
Free cash flow(2)	40,316	31,506	105,344	85,323
Cash paid for interest and other financing costs	7,843	3,253	26,786	10,619
Unlevered free cash flow(2)	$48,159	$34,759	$132,130	$95,942
________________
(1)    Capitalized software development costs were previously included in purchases of property and equipment.
(2)    Free cash flow and unlevered free cash flow for the periods presented were impacted by:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022
Employee stock purchase plan activity	$(2,236)	$(4,845)	$(2,507)	$(4,538)
Acquisition-related expenses	(571)	(398)	(830)	(2,395)
Costs related to intra-entity asset transfers	—	—	—	(838)
Tax payment on intra-entity asset transfers	—	—	—	(2,697)
Free cash flow and unlevered free cash flow for the nine months ended September 30, 2022 were benefited by approximately $8 million from prepayments of software subscription costs, insurance and rent in prior quarters.

Non-GAAP Income from Operations and Non-GAAP Operating Margin	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in thousands)	2023	2022	2023	2022
Loss from operations	$(7,913)	$(12,958)	$(37,814)	$(53,726)
Stock-based compensation	36,835	32,643	108,812	89,954
Acquisition-related expenses	4,598	322	4,728	2,376
Costs related to intra-entity asset transfers	—	—	—	838
Amortization of acquired intangible assets	3,055	3,080	9,208	8,292
Non-GAAP income from operations	$36,575	$23,087	$84,934	$47,734
Operating margin	(4)%	(7)%	(6)%	(11)%
Non-GAAP operating margin	18%	13%	15%	10%

Non-GAAP Net Income and Non-GAAP Earnings Per Share	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2023	2022	2023	2022
Net loss	$(15,565)	$(18,730)	$(56,636)	$(70,735)
Stock-based compensation	36,835	32,643	108,812	89,954
Tax impact of stock-based compensation(1)	(1,207)	318	1,046	1,572
Acquisition-related expenses(2)	4,598	322	4,728	2,376
Costs related to intra-entity asset transfers(3)	—	—	—	838
Amortization of acquired intangible assets(4)	3,055	3,080	9,208	8,292
Tax impact of acquisitions(5)	(48)	(958)	(161)	(4,307)
Tax impact of intra-entity asset transfers(6)	—	508	—	2,121
Non-GAAP net income	$27,668	$17,183	$66,997	$30,111

Net loss per share, diluted	$(0.13)	$(0.17)	$(0.49)	$(0.64)
Stock-based compensation	0.32	0.29	0.94	0.81
Tax impact of stock-based compensation(1)	(0.01)	—	0.01	0.01
Acquisition-related expenses(2)	0.04	—	0.04	0.02
Costs related to intra-entity asset transfers(3)	—	—	—	0.01
Amortization of acquired intangible assets(4)	0.02	0.03	0.08	0.08
Tax impact of acquisitions(5)	—	(0.01)	—	(0.04)
Tax impact of intra-entity asset transfers(6)	—	0.01	—	0.02
Adjustment to diluted earnings per share(7)	(0.01)	—	(0.02)	(0.01)
Non-GAAP earnings per share, diluted	$0.23	$0.15	$0.56	$0.26

Weighted-average shares used to compute GAAP net loss per share, diluted	115,954	111,937	114,967	110,843

Weighted-average shares used to compute non-GAAP earnings per share, diluted	121,473	117,334	120,273	117,524
________________
(1)    The tax impact of stock-based compensation is based on the tax treatment for the applicable tax jurisdictions.
(2)    The tax impact of acquisition-related expenses is not material.
(3)    The costs related to the intra-entity asset transfers resulted from our internal restructuring of Cymptom.
(4)    The tax impact of the amortization of acquired intangible assets is included in the tax impact of acquisitions.
(5)    The tax impact of acquisitions for all periods presented includes the deferred tax benefits of the Alsid acquisition. Additionally, the tax impact of acquisitions for the nine months ended September 30, 2022 includes a reversal of the $2.5 million income tax benefit recognized for GAAP purposes related to the partial release of our valuation allowance associated with the Bit Discovery acquisition.
(6)    The tax impact of the intra-entity transfers is related to current tax expense based on the applicable Israeli tax rates resulting from our internal restructuring of Cymptom.
(7)    An adjustment to reconcile GAAP net loss per share, which excludes potentially dilutive shares, to non-GAAP earnings per share, which includes potentially dilutive shares.

Non-GAAP Gross Profit and Non-GAAP Gross Margin	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in thousands)	2023	2022	2023	2022
Gross profit	$155,775	$136,269	$450,630	$389,011
Stock-based compensation	3,011	2,341	8,542	5,968
Amortization of acquired intangible assets	3,055	3,080	9,208	8,292
Non-GAAP gross profit	$161,841	$141,690	$468,380	$403,271
Gross margin	77%	78%	77%	78%
Non-GAAP gross margin	80%	81%	80%	81%

Non-GAAP Sales and Marketing Expense	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in thousands)	2023	2022	2023	2022
Sales and marketing expense	$94,759	$88,123	$289,750	$258,119
Less: Stock-based compensation	15,805	13,589	46,622	36,420
Less: Acquisition-related expenses	—	—	—	15
Non-GAAP sales and marketing expense	$78,954	$74,534	$243,128	$221,684
Non-GAAP sales and marketing expense % of revenue	39%	43%	42%	44%

Non-GAAP Research and Development Expense	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in thousands)	2023	2022	2023	2022
Research and development expense	$37,052	$36,131	$113,080	$106,649
Less: Stock-based compensation	9,242	8,754	27,871	23,294
Less: Acquisition-related expenses	—	—	—	46
Non-GAAP research and development expense	$27,810	$27,377	$85,209	$83,309
Non-GAAP research and development expense % of revenue	14%	16%	15%	17%

Non-GAAP General and Administrative Expense	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in thousands)	2023	2022	2023	2022
General and administrative expense	$31,877	$24,973	$85,614	$77,969
Less: Stock-based compensation	8,777	7,959	25,777	24,272
Less: Acquisition-related expenses	4,598	322	4,728	2,315
Less: Costs related to intra-entity asset transfers	—	—	—	838
Non-GAAP general and administrative expense	$18,502	$16,692	$55,109	$50,544
Non-GAAP general and administrative expense % of revenue	9%	10%	9%	10%
The following adjustments to reconcile forecasted non-GAAP income from operations, non-GAAP net income, non-GAAP earnings per share, free cash flow and unlevered free cash flow are subject to a number of uncertainties and assumptions, each of which are inherently difficult to forecast. As a result, actual adjustments and GAAP results may differ materially.

Forecasted Non-GAAP Income from Operations	Three Months Ending December 31, 2023		Year Ending December 31, 2023
(in millions)	Low	High	Low	High
Forecasted loss from operations	$(27.2)	$(26.2)	$(65.0)	$(64.0)
Forecasted stock-based compensation	38.0	38.0	146.8	146.8
Forecasted acquisition-related expenses	6.8	6.8	11.5	11.5
Forecasted amortization of acquired intangible assets(1)	5.4	5.4	14.6	14.6
Forecasted non-GAAP income from operations	$23.0	$24.0	$107.9	$108.9

Forecasted Non-GAAP Net Income and Non-GAAP Earnings Per Share	Three Months Ending December 31, 2023		Year Ending December 31, 2023
(in millions, except per share data)	Low	High	Low	High
Forecasted net loss(2)	$(35.2)	$(34.2)	$(91.7)	$(90.7)
Forecasted stock-based compensation	38.0	38.0	146.8	146.8
Forecasted tax impact of stock-based compensation	1.0	1.0	2.0	2.0
Forecasted acquisition-related expenses	6.8	6.8	11.5	11.5
Forecasted amortization of acquired intangible assets(1)	5.4	5.4	14.6	14.6
Forecasted tax impact of acquisitions	—	—	(0.2)	(0.2)
Forecasted non-GAAP net income	$16.0	$17.0	$83.0	$84.0

Forecasted net loss per share, diluted(2)	$(0.30)	$(0.29)	$(0.79)	$(0.79)
Forecasted stock-based compensation	0.32	0.32	1.27	1.27
Forecasted tax impact of stock-based compensation	0.01	0.01	0.02	0.02
Forecasted acquisition-related expenses	0.06	0.06	0.10	0.10
Forecasted amortization of acquired intangible assets(1)	0.05	0.05	0.12	0.12
Forecasted tax impact of acquisitions	—	—	—	—
Adjustment to diluted earnings per share(3)	(0.01)	(0.01)	(0.04)	(0.03)
Forecasted non-GAAP earnings per share, diluted	$0.13	$0.14	$0.68	$0.69

Forecasted weighted-average shares used to compute GAAP net loss per share, diluted	117.0	117.0	115.5	115.5
Forecasted weighted-average shares used to compute non-GAAP earnings per share, diluted	123.5	123.5	121.0	121.0
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(1)    Forecast assumes an estimate of approximately $66 million of acquired intangible assets from Ermetic amortized over seven years. This estimate is preliminary, as we have not completed our purchase price allocation, and the valuation of acquired intangible assets and the estimated useful life are subject to change.
(2)    The forecasted GAAP net loss assumes income tax expense of $4.0 million and $10.9 million in the three months and year ending December 31, 2023, respectively.
(3)    Adjustment to reconcile GAAP net loss per share, which excludes potentially dilutive shares, to non-GAAP earnings per share, which includes potentially dilutive shares.

Forecasted Free Cash Flow and Unlevered Free Cash Flow	Year Ending December 31, 2023
(in millions)	Low	High
Forecasted net cash provided by operating activities	$143.4	$148.4
Forecasted purchases of property and equipment	(3.2)	(3.2)
Forecasted capitalized software development costs	(6.8)	(6.8)
Forecasted free cash flow	133.4	138.4
Forecasted cash paid for interest and other financing costs	34.6	34.6
Forecasted unlevered free cash flow	$168.0	$173.0